                                                                    EXHIBIT 99.4

                               AMENDMENT NUMBER ONE TO
                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER ONE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT ("Amendment"), is entered into as of September 24, 1997, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and CHILDREN'S BROADCASTING CORPORATION, a Minnesota corporation ("Borrower"), with its chief executive office located at 724 First Street, Fourth Floor, Minneapolis, Minnesota 55401.

         WHEREAS, Borrower and Foothill are parties to that certain Amended and Restated Loan and Security Agreement, dated as of July 1, 1997 (the "Loan Agreement");

         WHEREAS, Borrower has requested that Foothill make an additional term loan in the amount of $5,800,000 (the "Supplemental Term Loan"), and the proceeds of such Supplemental Term Loan will be used in part to pay Foothill the amendment fee described in SECTION 8(c) of this Amendment. In addition, Borrower will use an amount not to exceed $2,750,000 of the proceeds of the Supplemental Term Loan for the acquisition of more stock of Harmony;

         WHEREAS, Borrower and Foothill have agreed to combine the term loans previously made by Foothill to Borrower and the Supplemental Term Loan into a single term loan that will repaid by Borrower in accordance with the terms of this Amendment; and

         WHEREAS, Borrower and Foothill desire to amend the Loan Agreement as provided in this Amendment, it being understood that no repayment of the obligations under the Loan Agreement is being effected hereby, but merely an amendment and restatement in accordance with the terms hereof. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

         1. SECTION 1.1 of the Loan Agreement hereby is amended by adding the following new defined terms in alphabetical order:

         "ACCELERATION EVENT" means one or more of the following: (a) Borrower fails to obtain approval from the FCC, on or before December 31, 1997, of the 314 filings in connection with the application by Borrower of transfer of control of Borrower to Global,


                                (Page 29 of 57 Pages)

(b) Borrower fails to obtain a fairness opinion issued by a nationally recognized investment bank reasonably acceptable to Foothill of the fairness, from a financial point of view, of the consideration provided by Global in the proposed sale of Borrower to Global on or before October 31, 1997, (c) Borrower fails to prepare a proxy to its shareholders in connection with the proposed sale of Borrower to Global (the "Proxy") on or before October 31, 1997, (d) Borrower fails to submit the Proxy to the Securities and Exchange Commission on or before October 31, 1997, (e) Borrower fails to mail the Proxy to the shareholders of Borrower on or before November 30, 1997, and (f) Borrower fails to conduct a meeting of its shareholders on or before December 31, 1997, at which the shareholders of Borrower approve of the proposed sale of Borrower to Global.

         "AMENDMENT DATE" means the date of the making of the Supplemental Term Loan on or after the first date written above.

         "GLOBAL" means Global Broadcasting Company.

         "HARMONY STOCK VALUE" means as of the date of measurement, the average per share trading price of the common stock of Harmony of the previous thirty
(30) calendar days MULTIPLIED by the number of shares of Harmony that Borrower has pledged to Foothill.

         "SUPPLEMENTAL TERM LOAN" shall have the meaning ascribed to such term in the recitals of this Amendment.

         "TERM LOAN" has the meaning ascribed to such term in SECTION 2.2(A) hereof.

         "TERM LOAN COMMITMENT" means $22,500,000.

         "THIRD WARRANT" means a warrant agreement respecting 200,000 shares of Borrower's common stock, in form and substance reasonably satisfactory to Foothill.

         "VCOC LETTER" means a letter agreement among Borrower, Guarantors, and Foothill's Participants that meets the Venture Capital Operating Company requirements and that is in form and substance reasonably satisfactory to Foothill.


         2. SECTION 2.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

              2.2  TERM LOAN.

              (a) Foothill previously has made the Term Loan to Borrower. As of the date hereof, Foothill has agreed to make the Supplemental Term Loan to Borrower in accordance with the terms hereof. Collectively, the Supplemental Term Loan and the prior terms loans made by Foothill to Borrower shall be known as the "Term Loan."


                                (Page 30 of 57 Pages)

              (b) The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the Term Loan shall constitute Obligations. Unless Foothill gives Borrower notice that an Acceleration Event has occurred, Borrower shall repay the Term Loan in quarterly installments and such installments shall be due and payable on the following dates in the following amounts:


                               ----------------------
                               ----------------------
                               DATE       INSTALLMENT
                               ----------------------
                               3/31/98     $  500,000
                               ----------------------
                               6/30/98     $5,000,000
                               ----------------------
                               9/30/98     $2,000,000
                               ----------------------
                               12/31/98    $2,000,000
                               ----------------------
                               3/31/99     $2,000,000
                               ----------------------
                               6/30/99     $2,000,000
                               ----------------------
                               9/30/99     $2,000,000
                               ----------------------
                               12/31/99    $2,000,000
                               ----------------------
                               3/31/00     $2,000,000
                               ----------------------
                               6/30/00     $2,000,000
                               ----------------------
                               9/30/00     $1,000,000
                               ----------------------
                               ----------------------

         In the event that an Acceleration Event occurs and Foothill gives notice to Borrower of the same, Borrower shall repay the Term Loan in quarterly installments and such installments shall be due and payable on the following dates in the following amounts:


                                (Page 31 of 57 Pages)

                               ----------------------
                               ----------------------
                               DATE       INSTALLMENT
                               ----------------------
                               3/31/98     $  500,000
                               ----------------------
                               6/30/98     $5,000,000
                               ----------------------
                               9/30/98     $4,000,000
                               ----------------------
                               12/31/98    $3,000,000
                               ----------------------
                               3/31/99     $2,000,000
                               ----------------------
                               6/30/99     $2,000,000
                               ----------------------
                               9/30/99     $2,000,000
                               ----------------------
                               12/31/99    $2,000,000
                               ----------------------
                               3/31/00     $1,000,000
                               ----------------------
                               6/30/00     $  500,000
                               ----------------------
                               9/30/00     $  500,000
                               ----------------------
                               ----------------------

         3. SECTION 2.6(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

         "Interest Rate. From and after the Amendment Date, all Obligations shall bear interest at a per annum rate of 3.75 percentage points above the Reference Rate."

         4. SECTION 2.6(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

         "Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate of 6.75 percentage points above the Reference Rate."

         5. The following shall be added to the end of SECTION 4.1 of the Loan Agreement:

         "Notwithstanding the foregoing, in the event that Borrower wishes to dispose of an individual radio station, Foothill has established minimum release amounts for the individual radio stations as set forth on SCHEDULE 4.1. In any event, the sufficiency of consideration for an individual radio station will be determined by Foothill on a case by case basis."


                                (Page 32 of 57 Pages)

         6. The following SECTION 6.21 is hereby added to the Loan Agreement and shall provide in its entirety as follows:

         "6.21     HARMONY STOCK VALUE.  Borrower shall maintain a minimum
amount of Harmony stock pledged to Foothill such that the Harmony Stock Value is not less than $2,600,000, provided, however, that if Borrower fails to maintain such minimum Harmony Stock Value, Borrower may cure such condition by pledging to Foothill additional stock of Harmony or other collateral reasonably satisfactory to Foothill within twenty (20) days of the first date on which the Harmony Stock Value fell below such minimum amount."

         7. The following SECTION 8.15 is hereby added to the Loan Agreement and shall provide in its entirety as follows:

         "8.15 If Borrower or any Guarantor fails or neglects to perform, keep, or observe any term, provision, covenant, or agreement contained in the VCOC Letter and applicable to it, if such failure or neglect continues for twenty (20) days following the date that Foothill gives notice to such Person."

         8. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment and the obligation of Foothill to make the Supplemental Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Amendment Date:

              (a) Foothill shall have received executed consents and reaffirmations from each Guarantor, in form and substance satisfactory to Foothill;

              (b) Foothill shall have received the Third Warrant and such Third Warrant shall be duly executed, and in full force and effect;

              (c) Foothill shall have received an amendment fee of $350,000 which shall be earned in full and non-refundable as of the date hereof. The payment of such amendment fee shall be paid on the Amendment Date out of the proceeds of the Supplemental Term Loan; and

              (d) Foothill shall have received the VCOC Letter and such VCOC Letter shall be duly executed, and in full force and effect.

         9. CONDITION SUBSEQUENT. As a condition subsequent to the effectiveness of this Amendment, immediately upon the acquisition or receipt of stock of Harmony and not later than twenty (20) days following the Amendment Date, Borrower shall deliver an amendment to the Stock Pledge Agreement to Foothill by which Borrower pledges 1,707,961 shares of Harmony owned by Borrower to Foothill.

         10. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment,



                                (Page 33 of 57 Pages)
are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) the Loan Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

         11. FURTHER ASSURANCES. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time, to perfect and maintain the perfection and priority of Foothill's security interests in the Collateral, and to fully consummate the transactions contemplated under the Loan Agreement and this Amendment.

         12. EFFECT ON LOAN AGREEMENT. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof.

         13.  MISCELLANEOUS.

              a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

              b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

              c. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

              d. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.


                                (Page 34 of 57 Pages)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.



                        FOOTHILL CAPITAL CORPORATION,
                        a California corporation


                        By  /s/ Tricia McLoughlin
                           ---------------------------------------------------

                        Title:  Senior Vice President

                               -----------------------------------------------

                        CHILDREN'S BROADCASTING CORPORATION, a
                        Minnesota corporation


                        By /s/ James G. Gilbertson
                           ----------------------------------------------------

                        Title: Chief Operating Officer
                               ------------------------------------------------


                                (Page 35 of 57 Pages)

                CONSENT, RATIFICATION, AND REAFFIRMATION BY GUARANTORS

         Each of the undersigned Guarantors hereby consents to the execution, delivery, and performance of the foregoing Amendment Number One to Amended and Restated Loan and Security Agreement and agrees, ratifies, and reaffirms that its obligations as a guarantor with respect to the Loan Documents, as heretofore amended, and as amended by the foregoing amendment, remain in full force and effect and are not impaired, diminished, or discharged in any respect.

Dated as of the date first set forth above:


                                       CHILDREN'S RADIO OF LOS ANGELES, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF NEW YORK, INC.,
                                       a New Jersey corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF MINNEAPOLIS, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------



                                (Page 36 of 57 Pages)

                                       CHILDREN'S RADIO OF GOLDEN VALLEY, INC., a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF MILWAUKEE, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF DENVER, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF KANSAS CITY, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------


                                (Page 37 of 57 Pages)

                                       CHILDREN'S RADIO OF DALLAS, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF HOUSTON, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF PHILADELPHIA, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF DETROIT, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------


                                (Page 38 of 57 Pages)

                                       CHILDREN'S RADIO OF CHICAGO, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       CHILDREN'S RADIO OF PHOENIX, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       WWTC-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       KYCR-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------


                                (Page 39 of 57 Pages)

                                       WZER-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       KKYD-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       KCNW-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       KAHZ-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------


                                (Page 40 of 57 Pages)

                                       KTEK-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       WPWA-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       WCAR-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       WJDM-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------


                                (Page 41 of 57 Pages)

                                       KPLS-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       WAUR-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------




                                       KIDR-AM, INC.,
                                       a Minnesota corporation



                                       By /s/ James G. Gilbertson
                                          -------------------------------------

                                       Title: Chief Operating Officer
                                              --------------------------------





                                (Page 42 of 57 Pages)